FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

Contact:
Scott D. Kantor
Vice President, Finance
LeCroy Corporation
Tel:  845-425-2000

              LeCROY CORPORATION EXCEEDS HIGH END OF THIRD QUARTER
                            OPERATING INCOME GUIDANCE

       Company Achieves Strong Order Growth in U.S. and Increases Backlog

CHESTNUT RIDGE, NY, APRIL 16, 2003 - LeCroy Corporation (Nasdaq: LCRY), a major supplier of high-performance digital oscilloscopes, today announced financial results for the third quarter of fiscal 2003 ended March 31, 2003.

For the third quarter of fiscal 2003, LeCroy met its top line guidance by reporting revenues of $26.5 million, and operating income of $839,000. This compares with revenues of $23.6 million and an operating loss of ($3.9) million in the third quarter of 2002, which included $2.0 million in severance charges. Operating income for the third quarter of fiscal 2003 exceeded the Company's previous guidance of an operating (loss) income range of ($200,000) to $200,000.

Net income in the third quarter of fiscal 2003 was $522,000, resulting in break-even diluted earnings per common share after preferred stock charges. For the third quarter of fiscal 2002, LeCroy reported a net loss of ($2.7) million, or ($0.31) per diluted common share after preferred stock charges and including the previously mentioned severance charge of $2.0 million.

In the third quarter of fiscal 2003, LeCroy achieved 11% year-over-year order growth, which included a $3.0 million agreement to license the Company's MAUI Instrument Operating System technology to a company within the T&M industry. Excluding the technology license, oscilloscope product and service orders were the highest in four quarters, up slightly from one year ago and up 3% from the last quarter. LeCroy's backlog, comprised entirely of oscilloscope product and service orders, grew 70%, or approximately $4.0 million in the quarter.

LeCroy launched two significant new products in the third quarter, including its line of WavePro 7000 mid-range digital oscilloscopes. The WavePro 7000 marked a key advance as LeCroy executes its strategy of leveraging the company's high-end silicon germanium (SiGe) acquisition technology and MAUI Instrument Operating System throughout its entire product line. To support its successful WaveMaster line, LeCroy also introduced its WaveLink family of high performance differential probes, including a 7.5GHz model that offers the highest bandwidth available.

COMMENTS ON THE THIRD QUARTER

President and CEO Tom Reslewic said, "While operating income benefited from a major technology licensing agreement in the third quarter, our core business also performed very well. North American orders grew 16% from the third quarter of fiscal 2002 and 11% from the sequential second quarter. Orders from European customers rose 2% from the third quarter of fiscal 2002. The growth in U.S. and European orders was partially offset by a 10% order decline in the Asia-Pacific region, compared with the third quarter of 2002."

LECROY REPORTS THIRD-QUARTER RESULTS / 2

Commenting on the new products, Reslewic said, "We continue to drive our product strategy with the launch of the WavePro and WaveLink products. WaveLink provides the connectivity we need to give us the broadest range of application coverage with our WaveMaster product line. The WavePro 7000 is an important part of our strategy to further leverage our two key technologies, SiGe and MAUI. We believe that the 1GHz to 3GHz scope market addressed by the WavePro is a large and profitable segment of the overall market and we are confident that we are well positioned to gain share in this segment. Customer response to the WavePro has exceeded our expectations."

BUSINESS OUTLOOK AND FINANCIAL GUIDANCE

"Our MAUI Instrument Operating System was designed to be a portable and leveragable technology, and we have been working for some time on an agreement to license this technology to a partner developing T&M instruments," said Reslewic. "Along with realizing $3.0 million in license revenue from this agreement, we posted a 70% increase in oscilloscope backlog during the third quarter. We expect this additional backlog will improve our shipment linearity and manufacturing efficiency going forward. This provides solid momentum as we continue executing on our aggressive product launch and U.S. marketing strategies in the fourth quarter and beyond. We anticipate order levels for our fourth fiscal quarter to be slightly higher than a year ago and approximately flat with the third quarter. As a result, for the fourth quarter of fiscal 2003, we expect revenue to be between $28 million and $29 million and operating income of between $600,000 and $1.0 million."

NINE-MONTH RESULTS

For the nine months ended March 31, 2003, LeCroy reported revenues of $78.2 million and an operating loss of ($3.9) million, which included charges of $2.7 million for severance and $2.3 million for impaired intangible assets. Excluding these charges, pro forma operating income for this period was $1.1 million. For the nine months ended March 31, 2002, the Company reported revenues of $82.7 million and an operating loss of ($7.0) million, which included charges of $3.6 million for excess and obsolete inventory and $3.9 million for severance. Excluding these charges, pro forma operating income for this period was $539,000.

Including all charges, net loss for the nine months ended March 31, 2003, was ($2.5) million, or ($0.39) loss per common share after preferred charges compared with a net loss of ($4.1) million, or ($0.55) loss per common share after preferred charges for the same period last year. Pro forma net income before the charges noted above was $579,000, or ($0.09) pro forma loss per common share after preferred charges, for the nine months ended March 31, 2003. This compares with $649,000, or ($0.08) pro forma loss per diluted common share after preferred charges, for the nine month period ended March 31, 2002.

LeCroy reports pro forma results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement and consistent historical comparison of the Company's performance.

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LECROY REPORTS THIRD-QUARTER RESULTS / 3

GAAP TO PRO FORMA RECONCILIATIONS

The following tables reconcile pro forma operating income (loss) and pro forma net income (loss) to those reported under Generally Accepted Accounting Principles for the three and nine - month periods ended March 31, 2003 and 2002.

                                                   Q3             Q3            YTD            YTD
     $ in millions                               FY2003         FY2002        FY2003         FY2002
                                                 ------         ------        ------         ------
     GAAP operating income (loss)                 $0.8          ($3.9)         ($3.9)         ($7.0)
     Add back charges for:
       Excess & obsolete inventory                 -              -              -              3.6
       Impaired intangible assets                  -              -              2.3            -
       Severance                                   -              2.0            2.7            3.9
                                              -----------------------------------------------------------
     Pro forma operating income                   $0.8           $1.9           $1.1           $0.5
                                              ===========================================================


                                                  Q3             Q3             YTD            YTD
     $ in millions                              FY2003         FY2002         FY2003          FY2002
                                                ------         ------         ------          ------
     GAAP net income (loss)                       $0.5          ($2.7)         ($2.5)         ($4.1)
     Add back charges, net of tax, for:
       Excess & obsolete inventory                 -              -              -              2.3
       Impaired intangible assets                  -              -              1.4            -
       Severance                                   -              1.2            1.7            2.4
                                              -----------------------------------------------------------
     Pro forma net income                         $0.5          ($1.5)          $0.6           $0.6
                                              ===========================================================


                                                  Q3             Q3             YTD            YTD
                                                FY2003         FY2002         FY2003          FY2002
                                                ------         ------         ------          ------
     GAAP income (loss) per common
       share applicable to common
       stockholders:                               -           ($0.31)        ($0.39)         ($0.55)
     Add back charges, net of tax, for:
       Excess & obsolete inventory                 -              -              -              0.23
       Impaired intangible assets                  -              -             0.14             -
       Severance                                   -             0.12           0.16            0.24
                                              -----------------------------------------------------------
     Pro forma EPS (including
       preferred stock charges)                  $0.00         ($0.19)        ($0.09)         ($0.08)
                                              ===========================================================


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LECROY REPORTS THIRD-QUARTER RESULTS / 4

CONFERENCE CALL INFORMATION

LeCroy Corporation will conduct a conference call for investors to discuss the information contained in this news release today, Wednesday, April 16, 2003 at 10:00 a.m. (ET). Investors who want to hear a Webcast of the call should log onto www.lecroy.com and select "Investor Relations" at least 15 minutes prior to the broadcast. Investors should then follow the instructions provided to assure that the necessary audio applications are downloaded and installed. The call will be available on the investor relations section of www.lecroy.com.

ABOUT LECROY CORPORATION

LeCroy Corporation, headquartered in Chestnut Ridge, New York, develops, manufactures and markets electronic signal acquisition and analysis products and services. The Company leverages its core competency of "WaveShape Analysis," the analysis of complex electronic signals. Today, its primary products are high-performance digital oscilloscopes, which are used by design engineers and researchers in a broad range of industries, including electronics, computers and communications.

SAFE HARBOR

This release may contain forward-looking statements pertaining to the Company's financial guidance for the fourth-quarter of fiscal 2003, the success of the Company's new WavePro 7000 and WaveLink product lines, LeCroy's planned aggressive product launch and U.S. marketing strategies, the Company's ability to further leverage its SiGe and MAUI technologies, the improvement of order linearity and manufacturing efficiencies, as well as other estimates relating to future operations. All such forward-looking statements are only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products and the development of future products. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.

Financial Statements Follow . . .

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LECROY REPORTS THIRD-QUARTER RESULTS / 5

                               LECROY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Three months ended                 Nine months ended
                                                                             March 31,                         March 31,
In thousands, except per share data                                    2003            2002               2003            2002
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
    Digital oscilloscopes and related products                     $  21,009        $  21,333           $  67,864       $  74,813
    High-energy physics products                                           -               31                   -           1,419
    Service and other                                                  5,527            2,244              10,300           6,514
                                                                   ---------        ---------           ---------       ---------
        Total revenues                                                26,536           23,608              78,164          82,746

Cost of sales (included in Q3 of FY`02 is $616 of
      severance; included in the nine months of FY`03
      is $2,280 of asset impairment charges and $204 of
      severance, and in the nine months of FY`02 is $3,601
      of inventory charges and $616 of severance)                     11,478           12,409              38,989          45,518
                                                                   ---------        ---------           ---------       ---------
            Gross profit                                              15,058           11,199              39,175          37,228

Operating expenses:

    Selling, general and administrative (included in Q3 of
      FY`02 is $1,348 of severance; included in the nine
      months of FY`03 and FY`02 is $2,450 and $3,276 of
      severance, respectively)                                         9,552            9,712              30,013          30,511
    Research and development                                           4,667            5,390              13,015          13,671
                                                                   ---------        ---------           ---------       ---------
        Total operating expenses                                      14,219           15,102              43,028          44,182

Operating income (loss)                                                  839           (3,903)             (3,853)         (6,954)

    Other (expense) income, net                                          (10)            (397)               (161)           (144)
                                                                   ---------        ---------           ---------       ---------
Income (loss) before income taxes                                        829           (4,300)             (4,014)         (7,098)
    Provision for (benefit from) income taxes                            307           (1,591)             (1,485)         (3,026)
                                                                   ---------        ---------           ---------       ---------
Net income (loss)                                                        522           (2,709)             (2,529)         (4,072)

Charges related to convertible preferred stock                           518              469               1,550           1,404
                                                                   ---------        ---------           ---------       ---------
Net income (loss) applicable to common stockholders                $       4        $  (3,178)          $  (4,079)      $  (5,476)
                                                                   =========        =========           =========       =========

Income (loss) per common share applicable to common
  stockholders:
      Basic                                                        $       -        $   (0.31)          $   (0.39)      $   (0.55)
      Diluted                                                      $       -        $   (0.31)          $   (0.39)      $   (0.55)

Weighted average number of common shares:
      Basic                                                           10,348           10,233              10,337           9,976
      Diluted                                                         10,404           10,233              10,337           9,976

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
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LECROY REPORTS THIRD-QUARTER RESULTS / 6

                               LECROY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         March 31,             June 30,
In thousands                                                                                2003                 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)

                                       ASSETS

Current assets:
      Cash and cash equivalents                                                       $       27,426       $       27,322
      Accounts receivable, net                                                                18,900               23,880
      Inventories, net                                                                        25,791               28,108
      Other current assets                                                                    10,668               11,873
                                                                                      --------------       --------------
          Total current assets                                                                82,785               91,183

Property and equipment, net                                                                   20,390               21,354
Other assets                                                                                  17,702               14,454
                                                                                      --------------       --------------

TOTAL ASSETS                                                                          $      120,877       $      126,991
                                                                                      ==============       ==============
                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                                $       10,705       $       12,971
      Accrued expenses and other liabilities                                                  13,045               14,947
                                                                                      --------------       --------------
          Total current liabilities                                                           23,750               27,918

Deferred revenue and other non-current liabilities                                             3,386                4,302

Redeemable convertible preferred stock                                                        14,816               13,266

Stockholders' equity                                                                          78,925               81,505
                                                                                      --------------       --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $      120,877       $      126,991
                                                                                      ==============       ==============




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